Exhibit 12

                Intervest Bancshares Corporation and Subsidiaries
               Computation of Ratios of Earnings to Fixed Charges

                                                                                      For the Year Ended December 31, 2000
                                                                                      ------------------------------------
                                                                                       Intervest                    Intervest
                                                                                      Bancshares     Intervest    Corporation
                                                                                     Corporation    Bancshares             of
        ($ in thousands)                                                            Consolidated   Corporation       New York
        ---------------------------------------------------------------------------------------------------------------------
        Earnings (loss) before income taxes, less effect of extraordinary item, net       $4,517      $(271)           $  417
        Fixed charges, excluding interest on deposits (1)                                  8,472        686             7,636
                                                                                     ----------------------------------------
        Earnings before income taxes and fixed charges, excluding interest on deposits    12,989        415             8,053
        Interest on deposits                                                              14,853          -                 -
                                                                                     ----------------------------------------
        Earnings before income taxes and fixed charges, including interest on deposits   $27,842       $415            $8,053
        ---------------------------------------------------------------------------------------------------------------------
        Earnings to fixed charges ratios:
             Excluding interest on deposits                                               1.53 x        .60 x          1.05 x
             Including interest on deposits                                               1.19 x        .60 x          1.05 x
        ---------------------------------------------------------------------------------------------------------------------

                                                                                      For the Year Ended December 31, 1999
                                                                                      ------------------------------------
                                                                                       Intervest                    Intervest
                                                                                      Bancshares     Intervest    Corporation
                                                                                     Corporation    Bancshares             of
        ($ in thousands)                                                            Consolidated   Corporation       New York
        ---------------------------------------------------------------------------------------------------------------------
        Earnings  before  income  taxes,  less  effect  of  change  in  accounting
        principle, net                                                                    $2,965          $113         $1,052
        Fixed charges, excluding interest on deposits (1)                                  9,716           637          9,050
                                                                                    -----------------------------------------
        Earnings before income taxes and fixed charges, excluding interest on deposits    12,681           750         10,102
        Interest on deposits                                                               8,703             -              -
                                                                                    -----------------------------------------
        Earnings before income taxes and fixed charges, including interest on deposits   $21,384          $750        $10,102
        ---------------------------------------------------------------------------------------------------------------------
        Earnings to fixed charges ratios:
             Excluding interest on deposits                                               1.31 x        1.18 x         1.12 x
             Including interest on deposits                                               1.16 x        1.18 x         1.12 x
        ---------------------------------------------------------------------------------------------------------------------

                                                                                      For the Year Ended December 31, 1998
                                                                                      ------------------------------------
                                                                                       Intervest                    Intervest
                                                                                      Bancshares     Intervest    Corporation
                                                                                     Corporation    Bancshares             of
        ($ in thousands)                                                            Consolidated   Corporation       New York
        ---------------------------------------------------------------------------------------------------------------------
        Earnings before income taxes                                                     $ 4,122          $531        $ 1,748
        Fixed charges, excluding interest on deposits (1)                                  9,721           319          9,401
                                                                                    -----------------------------------------
        Earnings before income taxes and fixed charges, excluding interest on deposits    13,843           850         11,149
        Interest on deposits                                                               7,948             -              -
                                                                                    -----------------------------------------
        Earnings before income taxes and fixed charges, including interest on deposits   $21,791          $850        $11,149
        ---------------------------------------------------------------------------------------------------------------------
        Earnings to fixed charges ratios:
             Excluding interest on deposits                                               1.42 x        2.66 x          1.19x
             Including interest on deposits                                               1.23 x        2.66 x          1.19x
        --------------------------------------------------------------------------- ------------- ------------- --------------

(1) Fixed charges represent interest on debentures and federal funds purchased and amortization of debenture offering costs.

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